                                                                     EXHIBIT 23

                          Consent of Ernst & Young LLP

We consent to the incorporation by reference in the Registration
Statement (Form S-8 No. 333-05415) and related Prospectus pertaining to the GalaGen Inc. 1992 Stock Plan and the Registration Statement (Form S-8 No. 333-05417) and related Prospectus pertaining to the GalaGen Inc. Employee Stock Purchase Plan, of our report dated January 31, 1997 with respect to the financial statements of GalaGen Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1996.




                                       Ernst & Young LLP

Minneapolis, Minnesota
March 25, 1997